UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

CHEWY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38936	90-1020167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 West Sunrise Boulevard
Plantation, Florida	33322
(Address of principal executive offices)	(Zip Code)

(786) 320-7111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.01 per share	CHWY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan

On June 23, 2026, Chewy, Inc. (the “Company”) entered into a new seven-year senior secured term loan credit facility (the “Term Loan Credit Facility”), pursuant to a Term Loan Credit Agreement, dated as of June 23, 2026, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and certain other lenders from time to time party thereto (the “Term Loan Credit Agreement”).

The Term Loan Credit Facility provides term loans in an aggregate principal amount of $600.0 million.

The proceeds of the Term Loan Credit Facility, together with cash on hand, may be used to pay fees, premiums, costs and expenses related to the incurrence of the facility and the related transactions and, to the extent not so applied, for general corporate purposes and/or working capital requirements.

Borrowings under the Term Loan Credit Agreement bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either a base rate or a Term SOFR rate. The applicable margin is 1.75% for Term SOFR loans and 0.75% for base rate loans.

The Term Loan Credit Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of such term loan facility, with the balance being payable on the date that is seven years after the closing of the facility.

All obligations under the Term Loan Credit Agreement are guaranteed by the Company’s wholly-owned domestic subsidiaries, subject to certain exceptions, and secured, subject to permitted liens and other exceptions, by a perfected first-priority or second-priority security interest, as applicable, in substantially all of the Company’s assets.

The Term Loan Credit Agreement contains negative and affirmative covenants, events of default and repayment and prepayment provisions customarily applicable to senior secured credit facilities.

ABL Facility

On June 23, 2026, the Company entered into Amendment No. 4 (the “Amendment”) to the ABL Credit Agreement, dated as of June 18, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”, and together with the Term Loan Credit Agreement, the “Credit Agreements”), by and among the Company, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent.

The Amendment provides for an extension of the maturity date applicable to the ABL Credit Agreement to June 23, 2031.

The foregoing descriptions of the Term Loan Credit Agreement and Amendment do not purport to be complete and are qualified in their entirety by reference to the Term Loan Credit Agreement and Amendment filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 23, 2026, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

10.2	Amendment No. 4 to the ABL Credit Agreement, dated as of June 23, 2026, by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2026

CHEWY, INC.

By:	/s/ Da-Wai Hu
Name: Da-Wai Hu
Title: General Counsel & Secretary